UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2022

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

On February 7, 2022, the Board of Directors of Westwater Resources, Inc. accepted the decision of Christopher M. Jones, currently serving as President and Chief Executive Officer for Westwater Resources, Inc. and member of the Westwater Resources, Inc. Board of Directors, to retire effective February 25, 2022.  Also on February 7, 2022, the Board of Directors elected Chad M. Potter, currently serving as Chief Operating Officer for Westwater Resources, Inc., as President and Chief Executive Officer effective February 26, 2022. The Board of Directors also appointed Chad M. Potter to fill the vacancy on the Board of Directors as a result of Mr. Jones’ retirement.  The following disclosures are being made in conjunction with those decisions.

Item 1.01Entry into a Material Definitive Agreement.

Effective February 26, 2022 (the “Effective Date”), in connection with his election as President and Chief Executive Officer (“CEO”) of Westwater Resources, Inc. (the “Company”) as described under Item 5.02 below, Chad M. Potter entered into an Employment Agreement (the “Employment Agreement”) with the Company. Mr. Potter has served as the Company’s Chief Operating Officer (“COO”) since August 2021. Pursuant to the Employment Agreement, Mr. Potter will receive an annual base salary of $285,000, is eligible for an annual, discretionary, performance-based bonus targeted at 60% of base salary on such terms and conditions as may be determined by the Board of Directors (the “Board”) or its Compensation Committee, and is eligible to receive long-term incentive equity awards targeted at 75% of base salary, pursuant to the Company’s 2013 Omnibus Incentive Plan, as amended, subject to such terms and conditions as may be determined by the Board or its Compensation Committee. On the Effective Date, Mr. Potter will receive a one-time grant of $100,000 of restricted stock units established based upon the volume weighted average price for the 10-business-day period prior to and including the Effective Date that vest, if at all, in equal parts over the next two years on the anniversary of the Effective Date.  If Mr. Potter is terminated other than for cause, Mr. Potter will receive 12 months of salary as severance. Mr. Potter is also subject to covenants regarding non-competition, non-solicitation, and confidentiality.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.17.

Also on the Effective Date, in connection with his new role as Executive Chairman of the Company, as described under Item 5.02 below, Terence J. Cryan agreed with the Board’s Compensation Committee to receive $12,500 per month for his service as Executive Chairman, in addition to the compensation he receives for his service to the Board.  Mr. Cryan has served as the Chairman of the Board of the Company since August 2017.

Item 1.02Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of Christopher M. Jones with the Company dated as of March 12, 2013, as amended, will cease in connection with his retirement from the Company on February 25, 2022.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 9, 2022, the Company announced that Christopher M. Jones, President and Chief Executive Officer of the Company and member of the Board, is retiring from the Company effective February 25, 2022.  As described under Item 1.02 above, Mr. Jones’ employment agreement with the Company dated as of March 12, 2013, as amended, will cease in connection with retirement on February 25, 2022.

Effective February 26, 2022, as noted in Item 1.01 above, Chad M. Potter was elected President & CEO of the Company and appointed to fill the vacancy on the Board. Mr. Potter, age 46, has served as COO of the Company since August 2021. Prior to that, Mr. Potter was the COO and Vice President of Operations of American Consolidated Industries, Inc., a producer of steel products, from April 2019 to August 2021. Prior to his time at American Consolidated Industries, Inc., Mr. Potter served in various roles at Nucor Steel Corporation (NYSE: NUE), a producer of steel and related products, from July 2004 to February 2019, including as CEO for Nucor-JFE Steel Mexico, a joint venture between Nucor Steel Corporation and JFE Steel Corporation, and as Division Controller of Nucor Steel Decatur, LLC. Before joining Nucor Steel Corporation, Mr. Potter held various operations and accounting roles at Hobart Corporation (2001-2004), Park Electrochemical Corporation (NYSE: PKE) (1999-2001) and Hypercom (1995-1999). Mr. Potter holds a Master of Business Administration from Morehead State University and received his Bachelor of Science in Business from Wright State University.

In addition, Terence J. Cryan, currently serving as the Chairman of the Board of Directors of the Company, will become Executive Chairman effective February 26, 2022.  Mr. Cryan, age 59, rejoined the Company’s Board in August 2017 and was appointed Chairman. He previously served as a director for the Company from October 2006 to March 2016, served as the Company’s Interim President and Chief Executive Officer from September 2012 to March 2013, and served as Chairman of the Board from June 2014 through March 2016. Mr. Cryan previously has served on other Boards and in other executive management positions with several publicly traded companies and investment banking firms.  Mr. Cryan received a Master of Science degree in Economics from the London School of Economics and a Bachelor of Arts degree in Economics from Tufts University.

The description of Mr. Potter’s Employment Agreement is incorporated by reference into this Item 5.02.

Item 8.01Other Events.

On February 9, 2022, the Company issued a press release announcing the various management changes contemplated by Item 5.02 above. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

Exhibits

*10.17	Employment Agreement between the Company and Chad M. Potter dated February 9, 2022.

*99.1	Press release dated February 9, 2022.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2022

WESTWATER RESOURCES, INC.

By:  /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer